Exhibit 99.1

AMERICAN APPAREL REPORTS FOURTH QUARTER AND FULL YEAR 2009 FINANCIAL RESULTS

▪	Fourth quarter 2009 net sales of $158.1 million, an increase of 8.6% over the fourth quarter of 2008

▪	Fourth quarter 2009 diluted earnings per share of $0.04 vs. $0.05 for the fourth quarter of 2008

▪	2009 net sales totaled $558.8 million, an increase of 2.5% over 2008

▪	2009 diluted earnings per share of $0.01

▪	2009 Adjusted EBITDA of $55.9 million

LOS ANGELES, March 25, 2010 – American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, today announced its financial results for the fourth quarter and the year ended December 31, 2009.

American Apparel reported net sales for the fourth quarter ended December 31, 2009 of $158.1 million, an 8.6% increase over net sales of $145.6 million for the fourth quarter ended December 31, 2008. Total retail net sales increased 10.4% to $108.2 million for the fourth quarter of 2009 as compared to $98.0 million for the same period in 2008, with comparable store sales for stores open at least 12 months declining 7% on a constant currency basis. American Apparel ended the quarter with 281 stores, having added 21 net new stores during 2009. Total wholesale net sales, excluding online consumer sales, increased 6.1% to $38.5 million for the fourth quarter of 2009 compared to $36.3 million for the fourth quarter of 2008. Online consumer net sales remained relatively unchanged at $11.4 million for the fourth quarters of 2009 and 2008.

Gross margin for the fourth quarter of 2009 was 55.0% as compared to 54.5% for the prior year fourth quarter. Gross margin was favorably impacted by the depreciation of the U.S. dollar against foreign currencies in the fourth quarter of 2009 compared to the fourth quarter of 2008, and by a continuing shift in mix from wholesale to retail sales, which generate higher gross margins. These factors were largely offset by a substantial reduction in manufacturing efficiency at the company’s production facilities in the fourth quarter of 2009 compared to the prior year period. The reduction in manufacturing efficiency was principally a result of the forced termination of over 1,500 experienced manufacturing employees in the third and fourth quarters of 2009 following the completion of the previously disclosed I-9 inspection by U.S. Immigration and Customs Enforcement.

Operating expenses for the fourth quarter of 2009 were $77.2 million, or 48.8% of net sales, as compared to $70.2 million, or 48.2% of net sales for the prior year period. The increase in operating expenses was primarily caused by increased occupancy, payroll, and depreciation expenses from having an additional 21 stores in operation at the end of the fourth quarter of 2009, compared to at the end of the fourth quarter of 2008. Operating expenses were also higher in the fourth quarter of 2009 due to $1.5 million in non-cash retail store impairment charges recorded during the period. Pre-opening expenses for retail stores were $0.2 million in the fourth quarter of 2009, versus $3.6 million in the prior year fourth quarter.

Income from operations for the fourth quarter of 2009 was $9.8 million, or an operating margin of 6.2%, versus operating income of $9.2 million in the prior year fourth quarter, or an operating margin of 6.3%.

Interest expense for the fourth quarter of 2009 increased to $4.8 million from $3.6 million in the fourth quarter of 2008. The increase in interest expense was largely due to the amortization of debt discount on the company’s second lien credit facility and an increase in the related amortization of deferred financing costs, as well as a higher weighted average interest rate on outstanding borrowings in the fourth quarter of 2009 compared to in the fourth quarter of 2008.

The effective tax rate in the fourth quarter of 2009 was 41.2%.

Net income for the fourth quarter of 2009 was $3.0 million, or $0.04 per diluted share, compared to net income for the fourth quarter of 2008 of $3.9 million, or $0.05 per diluted share.

For the year ended December 31, 2009, American Apparel reported consolidated net sales of $558.8 million, a 2.5% increase over net sales of $545.1 million for the year ended December 31, 2008. Total net retail sales increased 11.2% to $379.4 million for 2009 as compared to $341.3 million for 2008. Comparable store sales for stores open more than 12 months decreased 10% for the year on a constant currency basis. Total wholesale net sales, excluding online consumer sales, decreased 13.6% to $142.1 million for 2009 compared to $164.4 million for 2008.  Online consumer net sales decreased 5.2% to $37.3 million for 2009 versus $39.4 million for 2008.

Gross margin for 2009 was 57.3% as compared to 54.0% in 2008. The gross margin for 2008 was negatively impacted by $13.2 million in stock based compensation expense relating to the award of approximately 1.9 million shares of stock to manufacturing employees during the third quarter of 2008, granted pursuant to the 2007 merger between American Apparel, Inc. (formerly Endeavor Acquisition Corp.) and American Apparel Inc., a California corporation (“Old American Apparel”). The net impact of the stock based compensation expense was to negatively impact gross margin in 2008 by approximately 240 basis points. Gross margin for 2009 was favorably impacted by a shift in mix from wholesale to retail sales, as retail increased from 62.6% of total net sales in 2008 to 67.9% of total net sales in 2009. The favorable impact from the shift in mix was partially offset by the negative impact of the appreciation of the U.S. dollar versus foreign currencies for the full year 2009 relative to the full year 2008. Additionally, gross margin was also negatively impacted by lower capacity utilization of the company’s manufacturing facilities in the first half of 2009, and the substantial reduction in manufacturing efficiency experienced in the fourth quarter of 2009 at the company’s production facilities.

Operating expenses for 2009 were $295.5 million, or 52.9% of net sales, as compared to $258.4 million, or 47.4% for 2008. The increase in operating expenses was primarily caused by increased occupancy, payroll, and depreciation expenses incurred as a result of operating an additional 21 net stores at the end of 2009 compared to the end of 2008, as well as due to the full year impact of increased operating expenses from the additional 78 net stores opened in 2008.

Operating expenses were also higher in 2009 due to $3.3 million in non-cash retail store impairment charges recorded in 2009 compared to $0.6 million in 2008. Pre-opening expenses for retail stores were $2.4 million in 2009 versus $10.3 million in 2008.

Income from operations for 2009 was $24.4 million, or an operating margin of 4.4%, versus income from operations of $36.1 million for 2008, or an operating margin of 6.6%.

Interest expense for 2009 increased to $22.6 million from $13.9 million for 2009. The increase in interest expense was largely due the amortization of debt discount on the company’s second lien credit facility and an increase in the related amortization of deferred financing costs, as well as a higher weighted average interest rate on outstanding borrowings for 2009 as compared to for 2008.

The effective tax rate for the year ended December 31, 2009 was 77.4%. The company's tax provision for 2009 included, among other items, charges in respect of the company's FIN 48  liability, and valuation allowances against net operating loss carry-forwards in certain international subsidiaries. The company expects that its effective tax rate in future periods will be between 30% to 40%, which is closer to the statutory corporate tax rates.

Net income for 2009 was $1.1 million, or $0.01 per diluted common share, compared to net income of $14.1 million, or $0.20 per diluted common share in 2008. Earnings per diluted share for 2008 were negatively impacted by $0.13 due to the after-tax impact of the $13.2 million merger related stock based compensation expense. Please see Table A for more background on the impact of the merger related stock based compensation expense on the 2008 results.

During the fourth quarter of 2009, the company reduced the drawn balance on its revolving credit facilities by approximately $26.0 million, to $6.2 million at December 31, 2009 from $32.3 million at the end of the third quarter of 2009, primarily through the use of cash flows generated from operations. As of December 31, 2009, the company had $41.2 million of availability under its U.S. revolving credit facility. Total debt decreased by $21.3 million, to $83.4 million at the end of the period from $104.6 million at the end of the third quarter of 2009. Total inventories were $141.2 million at the end of the period, a reduction of $11.4 million from $152.6 million at the end of the third quarter of 2009. For the full year of 2009, the company generated $45.2 million of cash flows from operations, and capital expenditures were $20.9 million.

Dov Charney, Chairman and Chief Executive Officer, stated: “Despite the many challenges our business faced in 2009, we delivered on our overall goal to generate significant cash flows from operations, resulting in a substantial reduction in debt in the second half of the year. I am pleased by the discipline that has been demonstrated in managing our inventory levels and by the focused capital expenditures made in 2009. Our main goals for 2010 are to enhance the productivity of our existing base of retail stores, re-establish our level of manufacturing efficiency at our production facilities, and to continue to broaden our management team to implement best practices throughout our organization. We continue to believe that the prospects for our brand remain bright and we look forward to bringing our products and our stores to many new potential customers in new neighborhoods and new cities in the decade ahead.”

For 2010, to date the company has opened one new store location and has two more locations under signed leases. Beyond these two store locations currently in development, due to financial covenant constraints under the company’s credit facilities, the company is not in a position at this time to provide reliable guidance on the number of additional stores it may open in 2010. Based on the performance to date in the first quarter of 2010, the company currently expects to report a decline in comparable store sales of approximately 10% for the first quarter of 2010.

Based on the substantial impact of the reduced manufacturing efficiency experienced at the company’s production facilities beginning in the fourth quarter of 2009, and the high level of uncertainty surrounding the duration of the reduction in efficiency, as well as due to uncertainty stemming from the company’s constrained ability to undertake additional investments in its business as a result of certain restrictive financial covenants under the company’s credit facilities, the company has determined to defer providing annual financial guidance for 2010 until it reports its first quarter 2010 financial results in early May. However, as in 2009, the company currently expects to be free cash flow positive in 2010 and plans to use free cash flow to continue to pay down debt and selectively reinvest in its business to drive improved productivity in its existing operations.

As previously announced, a conference call will be held today at 5:00 p.m. ET to discuss the fourth quarter results. A live webcast of the conference call will be accessible through the investor relations section of the company’s website at http://investors.americanapparel.net. An online archive of the call will be available within two hours of the conclusion of the call and will remain available through April 25, 2010. A telephone replay of the call will also be available from March 25, 2010 through April 1, 2010, by dialing (877) 660-6853, and entering the account number 3055 and the conference ID number 347359.

Please refer to the tables attached to this press release:

▪
Table A presents a calculation and reconciliation of consolidated net income as reported to a non-GAAP measurement which excludes the impact of a stock based compensation expense for American Apparel, Inc. and Subsidiaries for the year ended December 31, 2008.

▪	Table B presents a calculation and reconciliation of consolidated net income to Adjusted EBITDA for American Apparel, Inc. and Subsidiaries for the years ended December 31, 2009 and 2008.

▪
Table C presents certain intersegment cost reclassifications and a calculation and reconciliation of transfer pricing adjustments implemented by the company in the fourth quarter of 2008, retroactively for the entire year of 2008.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of March 20, 2010, American Apparel employed approximately 10,000 people and operated 280 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland,

Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.com.

Safe Harbor Statement

This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our ability to comply with our debt agreements, generate cash flow to service our debt; our ability to extend, renew or refinance our existing debt; costs of materials and labor; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; and other risks detailed in our filings with the Securities and Exchange Commission, including Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2008. Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net sales	$158,112	$145,644	$558,775	$545,050
Cost of sales	71,095	66,234	238,863	250,629
Gross profit	87,017	79,410	319,912	294,421
Operating expenses	77,220	70,181	295,497	258,357
Income from operations	9,797	9,229	24,415	36,064
Interest expense	4,781	3,647	22,627	13,921
Foreign currency transaction (gain) loss	(236)	(426)	(2,920)	621
Other (income) expense	71	22	(220)	155
Income before income taxes	5,181	5,986	4,928	21,367
Income tax provision	2,132	2,102	3,816	7,255
Net income	$3,049	$3,884	$1,112	$14,112

Basic earnings per share	$0.04	$0.05	$0.02	$0.20
Diluted earnings per share	$0.04	$0.05	$0.01	$0.20
Weighted average basic common shares outstanding	71,034	70,787	71,026	69,490
Weighted average diluted common shares outstanding	76,826	71,614	76,864	70,317

AMERICAN APPAREL, INC. AND SUBSIDIARIES
 CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)
(unaudited)
	December 31, 2009	December 31, 2008
ASSETS
CURRENT ASSETS:
Cash	$9,046	$11,368
Trade accounts receivable, net of allowances of $1,763 and $1,441 at December 31, 2009 and 2008, respectively	16,907	16,439
Prepaid expenses and other current assets	9,994	5,369
Inventories	141,235	148,154
Income taxes receivable	4,494	604
Deferred income taxes	4,684	3,935
Total current assets	186,360	185,869

PROPERTY AND EQUIPMENT, net	103,310	112,408
DEFERRED INCOME TAXES	12,497	10,137
OTHER ASSETS, net	25,933	25,195
TOTAL ASSETS	$328,100	$333,609

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Cash overdraft	$3,741	$2,413
Revolving credit facilities and current portion of long-term debt	6,346	34,318
Accounts payable	19,705	32,731
Accrued expenses	30,573	22,140
Income taxes payable	2,608	8,582
Current portion of capital lease obligations	1,907	2,616
Total current liabilities	64,880	102,800

LONG-TERM DEBT, net of unamortized discount of $20,537 at December 31, 2009 and none at December 31, 2008	65,997	67,050
SUBORDINATED NOTES PAYABLE TO RELATED PARTY	4,355	3,292
CAPITAL LEASE OBLIGATIONS, net of current portion	1,020	1,986
DEFERRED RENT	22,052	16,011
OTHER LONG-TERM LIABILITIES	11,934	6,058

TOTAL LIABILITIES	170,238	197,197

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.0001 par value, authorized 1,000 shares; none issued	—	—
Common stock, $.0001 par value, authorized 120,000 shares; 72,467 issued and 71,033 outstanding at December 31, 2009 and 72,221 shares issued and 70,787 shares outstanding at December 31, 2008	7	7
Additional paid-in capital	150,449	131,252
Accumulated other comprehensive loss	(1,562)	(2,703)
Retained earnings	19,012	17,900
	167,906	146,456
Less: Treasury stock, 1,434 shares at cost	(10,044)	(10,044)
TOTAL STOCKHOLDERS’ EQUITY	157,862	136,412
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$328,100	$333,609

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Year Ended December 31,
	2009	2008
Net cash provided by operating activities	$45,203	$18,886
Net cash used in investing activities	(20,889)	(69,865)
Net cash (used in) provided by financing activities	(25,471)	41,171
Effect of foreign exchange rate on cash	(1,165)	1,884
Net decrease in cash	(2,322)	(7,924)
CASH, beginning of period	11,368	19,292
CASH, end of period	$9,046	$11,368

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Amounts in thousands)
(unaudited)

The following table presents key financial information for American Apparel’s business segments before unallocated corporate expenses:

	Three Months Ended December 31, 2009
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$39,819	$56,424	$20,847	$41,022	$158,112
Gross profit	10,337	37,751	13,456	25,473	87,017
Income from operations	5,532	6,327	4,479	2,284	18,622
Depreciation and amortization	2,328	2,580	554	1,681	7,143
Capital expenditures	267	2,390	607	521	3,785
Deferred rent expense	124	315	48	239	726

	Three Months Ended December 31, 2008
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$38,004	$49,815	$18,730	$39,095	$145,644
Gross profit	8,585	37,893	11,517	21,415	79,410
Income from operations	4,917	9,153	3,760	81	17,911
Depreciation and amortization	2,051	2,286	1,000	1,193	6,530
Capital expenditures	5,391	9,454	1,513	3,718	20,076
Deferred rent expense	200	1,350	2	609	2,161

	Year Ended December 31, 2009
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$141,521	$191,325	$68,983	$156,946	$558,775
Gross profit	36,214	136,424	43,242	104,032	319,912
Income from operations	15,535	17,647	13,999	15,312	62,493
Depreciation and amortization	8,992	11,286	1,083	6,790	28,151
Capital expenditures	4,558	11,184	1,392	3,755	20,889
Deferred rent expense	357	3,541	413	1,597	5,908

	Year Ended December 31, 2008
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$162,668	$168,653	$67,280	$146,449	$545,050
Gross profit	21,144	127,936	45,378	99,963	294,421
Income from operations	(36)	33,483	16,060	23,735	73,242
Depreciation and amortization	7,141	6,974	2,409	4,320	20,844
Capital expenditures including business acquisitions	17,386	29,515	4,701	18,263	69,865
Deferred rent expense	262	4,042	321	3,121	7,746

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Reconciliation to Income before Income Taxes
Consolidated income from operations of reportable segments	$18,622	$17,911	$62,493	$73,242
Corporate expenses	(8,825)	(8,682)	(38,078)	(37,178)
Interest expense	(4,781)	(3,647)	(22,627)	(13,921)
Other (expense) income	(71)	(22)	220	(155)
Foreign currency transaction gain (loss)	236	426	2,920	(621)
Consolidated Income before Income Taxes	$5,181	$5,986	$4,928	$21,367

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net Sales by Class of Customer

U.S. Wholesale
Wholesale	$32,196	$30,380	$118,241	$137,185
Online consumer	7,623	7,624	23,280	25,483
Total	$39,819	$38,004	$141,521	$162,668

U.S. Retail	$56,424	$49,815	$191,325	$168,653

Canada
Wholesale	$3,028	$2,956	$11,442	$12,708
Retail	17,328	15,341	55,971	52,872
Online consumer	491	433	1,570	1,700
Total	$20,847	$18,730	$68,983	$67,280

Three Months Ended December 31,		Year Ended December 31,
2009	2008	2009	2008

International
Wholesale	$3,278	$2,945	$12,368	$14,510
Retail	34,444	32,828	132,092	119,749
Online consumer	3,300	3,322	12,486	12,190
Total	$41,022	$39,095	$156,946	$146,449

Consolidated
Wholesale	$38,502	$36,281	$142,051	$164,403
Retail	108,196	97,984	379,388	341,274
Online consumer	11,414	11,379	37,336	39,373
Total	$158,112	$145,644	$558,775	$545,050

Table A
American Apparel, Inc. and Subsidiaries
Impact of Merger Related Stock Based Compensation Expense
(Amounts in thousands, except per share amounts)
(unaudited)

In the third quarter of 2008, American Apparel awarded approximately 1.9 million shares of common stock to eligible manufacturing employees in accordance with the terms of the merger agreement between American Apparel, Inc. (formerly Endeavor Acquisition Corp.) and American Apparel Inc. This resulted in $13.2 million of compensation expense for the year ended December 31, 2008, consisting of $12.1 million of stock based compensation expense and $1.1 million of employer related payroll taxes. Set forth below is certain financial information about the company’s operating performance that excludes the impact of the stock award and the related stock based compensation expense.  This information is not calculated in accordance with accounting principles generally accepted in the United States (GAAP) and should be considered in addition to, and not as a substitute for, the related GAAP measurements.  The company uses these non-GAAP measures, along with GAAP measures, as a measure of profitability and operating performance because the adjustments allow the company to compare its performance on a consistent basis by removing from operating results the effect of the non-cash stock-based compensation expense, which may vary from period to period due to a number of factors.  The company believes that the presentation of the non-GAAP financial information provides investors with useful additional information regarding the company’s financial condition and results of operations because it allows a consistent basis of comparison against the company’s historical operating performance and guidance as well as against the operating performance of competitors. The following reconciles each non-GAAP measure, which excludes the expenses related to the stock award, to the most directly comparable GAAP measure for the year ended December 31, 2008:

	Year Ended December 31, 2008

	GAAP Measurement	Stock Based Compensation Expense	Non-GAAP Measurement

Net sales	$545,050		$545,050
Cost of sales	250,629	$(13,197)	237,432
Gross profit	294,421	13,197	307,618
Operating expenses	258,357	—	258,357
Income from operations	36,064	13,197	49,261
Interest expense	13,921	—	13,921
Foreign currency transaction loss	621	—	621
Other expense	155	—	155
Income before income taxes	21,367	13,197	34,564
Income tax provision	7,255	4,421	11,676
Net income	$14,112	$8,776	$22,888
Basic earnings per share	$0.20	$0.13	$0.33
Diluted earnings per share	$0.20	$0.13	$0.33

Table B
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Adjusted EBITDA
(Amounts in thousands)
(unaudited)

In addition to its GAAP results, American Apparel considers non-GAAP measures of its performance. Adjusted EBITDA, as defined below, is an important supplemental financial measure of American Apparel’s performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA represents net income before income taxes, interest and other expense (income), depreciation and amortization, retail store impairment charges and merger related stock based compensation. American Apparel’s management uses Adjusted EBITDA as a financial measure to assess the ability of its assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, pay taxes, and otherwise meet its obligations as they become due. American Apparel’s management believes that the presentation of Adjusted EBITDA provides useful information regarding American Apparel’s results of operations because they assist in analyzing and benchmarking the performance and value of American Apparel’s business. American Apparel believes that Adjusted EBITDA is useful to stockholders as a measure of comparative operating performance, as it is less susceptible to variances in actual performance resulting from depreciation and amortization and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

Adjusted EBITDA also is used by American Apparel’s management for multiple purposes, including:

•	to calculate and support various coverage ratios with American Apparel’s lenders

•	to allow lenders to calculate total proceeds they are willing to loan to American Apparel based on its relative strength compared to its competitors

•
to more accurately compare American Apparel’s operating performance from period to period and company to company by eliminating differences caused by variations in capital structures (which affect relative interest expense), tax positions and amortization of intangibles.

In addition, Adjusted EBITDA is an important valuation tool used by potential investors when assessing the relative performance of American Apparel in comparison to other companies in the same industry. Although American Apparel uses Adjusted EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as Adjusted EBITDA, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company’s net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate its business. In addition, American Apparel’s calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. American Apparel’s management compensates for these limitations in considering Adjusted EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income.

Table B (continued)
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Adjusted EBITDA
(Amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net income	$3,049	$3,884	$1,112	$14,112
Income tax provision	2,132	2,102	3,816	7,255
Interest and other expense, net	4,852	3,669	22,407	14,076
Depreciation and amortization	7,143	6,530	28,151	20,844
Foreign currency transaction (gain) loss	(236)	(426)	(2,920)	621
Retail store impairment charges	1,498	644	3,343	644
Merger related stock based compensation expense, including employer related payroll taxes	—	—	—	13,197
Adjusted EBITDA	$18,438	$16,403	$55,909	$70,749

Table C
American Apparel, Inc. and Subsidiaries
Business Segment Information
(Amounts in thousands)
(unaudited)

In the fourth quarter of 2008, American Apparel implemented and recorded a full year impact from changes to its intercompany transfer pricing policy. While the application of the updated intercompany transfer pricing policy did not change American Apparel’s revenue or operating performance on a consolidated basis, it impacted the allocation of gross profit and operating profit amongst the U.S. Wholesale, Canada and International segments in 2008 when compared to prior years. American Apparel evaluates performance of its business segments after eliminating the effects of transfer pricing. Intercompany charges related to the transfer pricing implementation included in cost of sales of the Canada and International segments were $5.3 million and $15.8 million, respectively, for the year ended December 31, 2008. During 2009, American Apparel reallocated these intersegment costs and reclassified $21.0 million in the related accounts of the Canada and International segments to the cost of sales accounts of the U.S. Wholesale segment. Set forth below is certain financial information about American Apparel’s operating performance that reconciles the results of the reallocation  to previously disclosed results.

During 2009, American Apparel also reclassified certain accounts on its previously reported consolidated statement of operations for the year ended December 31, 2008 to reflect a reclassification of $4.7 million of operating expenses to cost of sales. This reclassification included accounts with certain costs charged to operating expense accounts which consisted of activities to support the company’s manufacturing operations. This reclassification had no effect on the company’s previously reported operating income or net income and consolidated balance sheets and it is not considered material to any previously reported consolidated financial statements.
	Three Months Ended December 31, 2008
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$38,003	$49,815	$18,731	$39,095	$145,644
Gross profit as previously reported	30,905	37,893	6,211	5,665	80,674
Intersegment cost reallocation	(21,056)	—	5,306	15,750	—
Reclassification of operating expenses to cost of sales	(1,264)	—	—	—	(1,264)
Gross profit as adjusted	8,585	37,893	11,517	21,415	79,410
Income (loss) from operations as previously reported	25,973	9,153	(1,546)	(15,669)	17,911
Income from operations	4,917	9,153	3,760	81	17,911
Depreciation and amortization	2,051	2,286	1,000	1,193	6,530
Capital expenditures	5,391	9,454	1,513	3,718	20,076
Deferred rent expense	200	1,350	2	609	2,161

	Year Ended December 31, 2008
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$162,668	$168,653	$67,280	$146,449	$545,050
Gross profit as previously reported	46,894	127,936	40,072	84,213	299,115
Intersegment cost reallocation	(21,056)	—	5,306	15,750	—
Reclassification of operating expenses to cost of sales	(4,694)	—	—	—	(4,694)
Gross profit as adjusted	21,144	127,936	45,378	99,963	294,421
Income from operations as previously reported	21,020	33,483	10,754	7,985	73,242
(Loss) income from operations as adjusted	(36)	33,483	16,060	23,735	73,242
Depreciation and amortization	7,141	6,974	2,409	4,320	20,844
Capital expenditures	17,386	29,515	4,701	18,263	69,865

Contact:
Joseph Teklits / Jean Fontana
ICR
(203) 682-8200

Adrian Kowalewski
Chief Financial Officer
American Apparel
(213) 488-0226